Sub-Item 77Q(1)(a) - Copies of any material amendments to the registrant's charter or by-laws

At a meeting held on July 24 - 25, 2012, the Board of Directors of the Registrant approved a restatement of the Registrant's Charter and amendments to the Registrant's By-Laws. The restatement of the Charter and the Amended and Restated By-Laws are incorporated herein by reference to Exhibits (a) and (b), respectively, of Post-Effective Amendment No. 49 to the Registrant's Registration Statement on Form N-1A filed with the SEC on August 14, 2012.